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                            ARTICLES OF INCORPORATION
                                       of
                                H-QUOTIENT, INC.



         The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

         1. The name of the Corporation is: H-Quotient, Inc.

         2. The address of its initial registered office which is the business address of the initial registered agent is 5511 Staples Mill Road, Richmond, Virginia 23228 in the County of Henrico. The name of its initial registered agent at such address: is Edward R. Parker, a resident of the State of Virginia.

         3. The initial registered agent of the Corporation is a member of the Virginia State Bar.

         4. The names and addresses of the initial directors are:

            Michael J. Black          8305A Merryfield Ave., Fairfax,
                                      Virginia 22031

            Alan W. Grofe             8305A Merryfield Ave., Fairfax,
                                      Virginia 22031

            Roger J. Doerman          37787 Elizabeth's Field Lane, Purceville,
                                      Virginia 20312

         5. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act.

         6. The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 90,000,000 shares of Common Stock and 10,000,000 shares of Series Preferred Stock. Each of such shares of Common Stock shall have a par value of $0.0001 and each such shares of Series Preferred Stock shall have such par value as the Board of Directors shall determine. All such shares (other than the shares of Series Preferred Stock) are shares of common stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

         The Series Preferred Stock may be issued from time to time by the Board of Directors in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference,

                                       1

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of any series of Series Preferred Stock, and to fix the number of shares constitution any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                  COMMON STOCK

         Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

               a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

               b) the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

               c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                PREEMPTIVE RIGHTS

         No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         7. The name and mailing address of the incorporator is as follows:

                   Name                              Mailing Address
                   ----                              ---------------
            H. Melville Hicks, Jr.             551 Fifth Avenue, Suite 1625
                               New York, NY 10176

         8. The Corporation is to have perpetual existence.

         9. In furtherance and not in limitation of the powers conferred by statute, it is further provided:

               a) Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide;

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               b) The Board of Directors is expressly authorized to adopt, amend or repeal all or any of the By-Laws of the Corporation.

         10. The Corporation shall, to the fullest extent permitted by the Virginia Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the provisions of this Article 11.

         IN WITNESS WHEREOF, the undersigned, being the sole incorporator named above, has hereunto set his hand and seal this 12 day of May, 1999.


                                       /s/   H. Melville Hicks Jr.
                                             -----------------------------------
                                             H. Melville Hicks, Jr.

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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                  May 20, 1999

The State Corporation Commission has found the accompanying articles submitted on behalf of

H-Quotient, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective May 20, 1999.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                       STATE CORPORATION COMMISSION




                                       By_______________________________________
                                                     Commissioner


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                            Commonwealth of Virginia



LOGO                      State Corporation Commission



I Certify the Following from the Records of the Commission:

the foregoing is a true copy of all documents constituting the charter of H-Quotient, Inc.

Nothing more is hereby certified.



                                     Signed and Sealed at Richmond on this Date:
                                     June 7, 1999

Seal
                                     /s/ Joel H. Peck
                                     -------------------------------------------
                                         Joel H. Peck, Clerk of the Commission